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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2000

                              REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                   Gaiam, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


          Colorado                                           84-111-35-27
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

 360 Interlocken Blvd, Suite 300
      Broomfield, Colorado                                      80021
(Address of Principal Executive Offices)                     (Zip Code)

                                ----------------

                    Gaiam, Inc. 1999 Long-Term Incentive Plan
                  Gaiam, Inc. 1999 Employee Stock Purchase Plan
                              (Full Title of Plans)
                                ----------------
                                  Jirka Rysavy
                             Chief Executive Officer
                                   Gaiam, Inc.
                         360 Interlocken Blvd, Suite 300
                           Broomfield, Colorado 80021
                                 (303) 464-3600
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                ----------------


                         CALCULATION OF REGISTRATION FEE

Title of                      Proposed Maximum  Proposed Maximum    Amount of
Securities to  Amount to be   Offering Price    Aggregate Offering  Registration
be Registered  Registered(1)  Per Share(2)(3)   Price(2)            Fee(3)
--------------------------------------------------------------------------------
Class A
Common Stock   2,100,000      $16.25           $34,125,000          $9,009.00

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(1)  Pursuant to Rule 416, additional shares of the registrant's Class A common stock, par value $0.0001 per share (the 'Common Stock') issuable pursuant to the exercise of awards granted or to be granted under the plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the registration fee is based on 2,100,000 shares of Common Stock reserved for issuance under the plans, at a price per share of $16.25, which is the average of the highest and lowest selling price per share of Common Stock on the Nasdaq National Market on May 22, 2000.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the 'Securities Act'). Such documents are not being filed with or included in this Registration Statement (by incorporation or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the 'Commission'). These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the registrant with the Commission and are incorporated by reference in this Registration Statement:

        (a) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1999;

        (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), since December 31, 1999;

        (c)  The  description  of  the  registrant's   Class  A  Common  Stock
             contained in the registrant's Registration Statement on Form 8-A filed on October 1, 1999.

All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the 'Exchange Act'), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A Common Stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

Colorado law provides for indemnification of directors, officers and other employees in certain circumstances (C.R.S. Section 7-108-102 (1994)) and for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances (C.R.S. Section 7-108-402 (1994)). The Amended and Restated Articles of Incorporation of Gaiam, Inc. eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of Gaiam to the fullest extent permitted by the Colorado Business Corporation Act. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Gaiam has obtained directors and officers insurance providing insurance indemnifying certain of Gaiam's directors, officers and employees for certain liabilities.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

          Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9. Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on May 12, 2000.

                                              GAIAM, INC.


                                              By: /s/ Jirka Rysavy
                                                  Jirka Rysavy
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

KNOW BY ALL MEN THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jirka Rysavy and Lynn Powers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated opposite their names.


Signature              Title                                     Date
---------------------- ----------------------------------------  ---------------

/s/ Jirka Rysavy       Jirka Rysavy , Chairman of the Board      May 12, 2000
                       and Chief Executive Officer

/s/ Lynn Powers        Lynn Powers, President, Chief Operating   May 15, 2000
                       Officer and director

/s/ Barnet Feinblum    Barnet Feinblum, director                 May 17, 2000

/s/ Barbara Mowrey     Barbara Mowrey, director                  May 18, 2000

/s/ Paul Ray           Paul Ray, director                        May 18, 2000

/s/ Janet Mathews      Janet Mathews, Controller and             May 12, 2000
                       principal financial officer



                                  EXHIBIT INDEX

Exhibit
No.                                Description

4.1 Amended and Restated Articles of Incorporation of Gaiam, Inc. incorporated by reference to Exhibit 3.1 to the Registrant's Registration on Form S-1 (Registration No. 333-83283))

4.2 By-laws of Gaiam, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-83283))

4.3   Form of Gaiam,  Inc. Stock  Certificate  (incorporated by reference to
      Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-83283))

4.4 Gaiam, Inc. 1999 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-83283))

5.1*  Opinion of Bartlit Beck Herman Palenchar & Scott

23.1* Consent of Ernst & Young

23.2* Consent of Bartlit Beck Herman Palenchar & Scott (included in Exhibit 5.1)

24.1* Power of Attorney, included on signature page


* Filed herewith.



EXHIBIT 5.1
                      Bartlit Beck Herman Palenchar & Scott
                         511 Sixteenth Street, Suite 700
                             Denver, Colorado 80202

                                  May __, 2000

Gaiam, Inc.
360 Interlocken Blvd., Suite 300
Broomfield, Colorado  80021

Re: Registration Statement on Form S-8 Relating to 2,100,000 Shares of Class A Common Stock of Gaiam, Inc. Available for Issuance under the Gaiam, Inc. 1999 Employee Stock Purchase Plan and the Gaiam, Inc. 1999 Long-Term Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel to Gaiam, Inc., a Colorado corporation (the 'Company'), in connection with the preparation of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the 'Registration Statement') covering the registration of up to 2,100,000 shares of the Company's Class A common stock, $0.0001 par value per share (the "Shares"), including 500,000 Shares issuable pursuant to the Company's 1999 Employee Stock Purchase Plan (the 'Stock Purchase Plan') and 1,600,000 Shares issuable pursuant to the Companys 1999 Long-Term Incentive Plan (the 'Long-Term Incentive Plan').

     In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, the Stock Purchase Plan, the Long-Term Incentive Plan, the Company's Articles of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming that the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares, when issued and sold in accordance with the Stock Purchase Plan or the Long-Term Incentive Plan, as applicable, the Registration Statement and the applicable related prospectuses, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.
                                              Very truly yours,


EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Gaiam, Inc. 1999 Long-Term Incentive Plan and the Gaiam, Inc. 1999 Employee Stock Purchase Plan of our report dated March 3, 2000, with respect to the consolidated financial statements and schedule of Gaiam, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP
                                                               Ernst & Young LLP
Denver, Colorado
May 22, 2000